Exhibit 9

AMENDMENT NO. 1 TO EXCHANGE AGREEMENT

THIS AMENDMENT NO. 1 to the Exchange Agreement (the “Exchange Agreement”), dated as of December 22, 2013, by and among YRC Worldwide Inc. (the “Company”) and each entity or account listed on Appendix A thereto (a “Holder” and, solely for ease of reference, collectively, the “Holders”) is made by and among the Company and the Holders listed on Appendix A hereto as of this 27th day of January, 2014 (this “Amendment”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Exchange Agreement.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Exchange Agreement is hereby modified and amended as set forth below:

Section 6(b) of the Exchange Agreement is amended to read in its entirety as follows:

“(i) the condition set forth in paragraph (a) of Section 12 of the Extension of the Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, as approved for presentation to the “two-man committee” by the Teamsters National Freight Industry Negotiating Committee of the International Brotherhood of Teamsters (the “TNFINC”) on January 17, 2014, by and among YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc. and USF Reddaway and the TNFINC (the “Extension Agreement”) (relating to the requirement to obtain the affirmative vote of 50% plus one of the bargaining unit employees in favor of the adoption of the Extension Agreement) shall have been satisfied, (ii) the TNFINC shall have notified the Company in writing that it is satisfied with the final terms and conditions of the provisions of the transactions contemplated in paragraphs (b) and (c) of Section 12 of the Extension Agreement and the efforts with respect to paragraph (c) of Section 12 of the Extension Agreement and (iii) there is not in effect any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction by any court or governmental, regulatory or administrative agency or instrumentality preventing or seeking to prevent the effectiveness of the Extension Agreement.”

2. No Other Amendments. Except as provided above, the Exchange Agreement shall remain in full force and effect, and the execution of this Amendment is not a waiver by the Company or the Holders of any of the terms or provisions of the Exchange Agreement.

3. Governing Law; Jury Trial. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

4. Counterparts. This Amendment may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature provided through facsimile, e-mail or other electronic transmission (including any signature contained in a .PDF or .TIF file) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

5. Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

6. Severability. If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment in that jurisdiction or the validity or enforceability of any provision of this Amendment in any other jurisdiction.

7. No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the Company and each Holder has caused its respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

YRC WORLDWIDE INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Company and each Holder has caused its respective signature page to this Amendment to be duly executed as of the date first written above.

HOLDER:

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By:
Name:
Title: